Supplement, Dated October 15, 1999, to Prospectus, Dated September 17, 1999, of UnitedGlobalCom, Inc.

Additional Selling Shareholders. The following selling shareholders are added to the list of selling shareholders in the prospectus:

                                                    Number of Depositary Shares
Name of Selling Securityholder                        Owned          Offered

Arkansas Teachers Retirement System........            41,120         41,120
Baptist Health of South Florida............             2,730          2,730
BNP Arbitrage SNC..........................           132,500        132,500
Boston Museum of Fine Art..................             2,110          2,110
Elf Aquitaine..............................             2,000          2,000
Engineers Joint Pension Fund...............             5,680          5,680
GLG Global Convertible Fund................           118,000        118,000
GLG Global Convertible Ucits Fund..........             7,500          7,500
Lord Abbett & Co. Oxford Fund..............            20,000         20,000
Lord Abbett Bond Debenture Fund............           259,000        259,000
Lord Abbett Investment Trust High Yield....             6,000          6,000
Lord Abbett Securities Trust - World Bond..             4,000          4,000
Nicholas-Applegate Convertible Fund........             7,445          7,445
Physicians Life............................             4,000          4,000
Pilgrim Convertible Fund...................            45,475         45,475
San Diego City Retirement..................            15,930         15,930
San Diego County Convertible...............            41,470         41,470
University of South Florida................             3,500          3,500
Wake Forest University.....................            14,040         14,040